Exhibit 99.1

DRI Corporation Posts Fiscal Year 2010 Results

  Revenue Up 6.1 Percent Over Fiscal Year 2009 Results
  Board of Directors Assessing Strategic Alternatives
  Fiscal Year 2011 Outlook
  Conference Call Slated April 18, 2011, at 10:30 a.m. (Eastern)

DALLAS--(BUSINESS WIRE)--April 15, 2011--DRI Corporation (NASDAQ: TBUS), a digital communications technology leader in the global surface transportation and transit security markets, announced today that it posted net sales of $87.3 million and a net loss of $2.4 million, or 20 cents per basic and diluted common share outstanding, for its fiscal year ended Dec. 31, 2010. The results compare to net sales of $82.3 million and net income of $1.5 million, or 13 cents per basic and diluted common share outstanding, for fiscal year 2009.

David L. Turney, Chairman of the Board of Directors and Chief Executive Officer, said: “When we filed our third quarter results in November 2010, we noted our concerns about the persistently adverse economic news and significant slowdowns in several of our domestic and international markets. We noted that the slowdowns would manifest primarily as push-outs into fiscal year 2011 for shipments. Despite that, we were able to achieve a 6.1 percent increase in revenue over fiscal year 2009 with much of the growth weighted toward our international operations. However, the gross margin impact of revenues coming in below plan combined with certain items such as employee severance and asset impairment charges propelled us into a loss for the year. We are confident that our fiscal year 2010 results are a short-term deviation from the revenue growth and earnings improvement that we have achieved since fiscal year 2006.”

On April 15, 2011, the Company filed with the U.S. Securities and Exchange Commission (“SEC”) its Annual Report on Form 10-K for the period ended Dec. 31, 2010.

FOURTH QUARTER 2010 RESULTS

For the quarter ended Dec. 31, 2010, revenues were $19.8 million and the net loss applicable to common shareholders was $1.6 million, or 14 cents per basic and diluted common share outstanding. This compares to revenues of $26.0 million and a net profit applicable to common shareholders of $743 thousand, or 6 cents per diluted share, for fourth quarter 2009.

Mr. Turney said: “We incurred expenses of approximately $580 thousand net of income tax and noncontrolling interest for certain items, such as employee severance and asset impairment charges, in the fourth quarter of 2010. Those expenses, combined with high-margin orders being pushed into fiscal year 2011, contributed to our loss for the quarter.”

Basic and diluted weighted-average shares outstanding for fourth quarter 2010 were 11.8 million, as compared to 11.7 million and 13.6 million, respectively, for the same period in fiscal year 2009.

FISCAL YEAR 2010 RESULTS

For the fiscal year ended Dec. 31, 2010, revenues were $87.3 million, as compared to revenues of $82.3 million for the same period a year ago. The full year net loss applicable to common shareholders was $2.4 million, or 20 cents per basic and diluted common share outstanding, as compared to net income of $1.5 million, or 13 cents per basic and diluted common share outstanding, for the same period a year ago.

Mr. Turney said: “We improved domestic gross margin ratios as a result of our research and development investments within our Digital Recorders® engineered systems business segment. Our international gross margin percentages improved quarter to quarter and closed down slightly year over year due to revenues weighting toward lower-margin markets. Our selling, general and administrative (“SG&A”) expenses were higher in fiscal year 2010 due to increases in our public company costs and international growth expenses, as well as certain items such as employee severance and asset impairment charges that exceeded $1.5 million. We have reduced our SG&A expenses going forward in several specific areas and, when adjusted for currency variations, we expect SG&A expenses to be lower in fiscal year 2011.”

Basic and diluted weighted-average shares outstanding for the fiscal year ended Dec. 31, 2010, were 11.8 million, as compared to 11.5 million and 11.7 million, respectively, for the same period a year ago.

IMPACT OF GLOBAL ECONOMIC SLOWDOWN

Served Markets

Mr. Turney said: “While our served markets were ultimately impacted by the global economic slowdown, which came relatively late in the recessionary business cycle, we believe the impact will play out over the next 12 months to 18 months. Long-term market drivers for the global transit industry include traffic gridlock, environmental issues, quality of life, financial factors, and the need to provide safe and secure transportation systems. These global concerns tend to be with us each and every day; they exist under all economic conditions. People from all walks of life all around the world need access to safe, dependable, affordable modes of transportation.”

Operations

“In fiscal year 2010, the Company’s international operations encountered significant customer procurement plan revisions, including the rescheduling of delivery dates and some reduction in previously planned procurements. We believe these delays and reductions in our international operations resulted from the global economic downturn compounded by concerns over sovereign debt in specific market sectors and countries. Served markets in South America, particularly Brazil, continue to grow and remain robust,” Mr. Turney said.

“The Company’s domestic operations also experienced customer-initiated delays, which included order push-out on certain deliveries, some of which were higher margin deliverables, substantially stemming from uncertainty in the economy and lack of U.S. federal authorizing legislation to provide multi-year, multi-modal funding for public transportation.”

REAUTHORIZATION OF U.S. FUNDING FOR PUBLIC TRANSPORTATION

“We remain concerned about the delayed replacement legislation for the Safe, Accountable, Flexible, Efficient Transportation Act: A Legacy for Users (“SAFETEA-LU”). The recently passed Surface Transportation Extension Act of 2011 (H.R. 662) authorizes federal funding for U.S. highway, transit and highway safety programs through the end of September 2011 and at levels that are effectively the same as the relatively high approximately $10 billion-plus authorized for fiscal year 2010. However, the continuing legislation is a short-term solution for a long-term need -- although the present seven months of continued funding is somewhat positive in comparison to the two- to three-month terms previously enacted by Congress. We believe that long-term federal funding legislation to replace SAFETEA-LU, which expired in 2009, is not likely to occur until 2012 or after,” Mr. Turney said.

For more information about the U.S. transit industry’s grassroots efforts on Capitol Hill, visit www.apta.com.

FISCAL YEAR 2011 OUTLOOK

Mr. Turney said: “We expect to see market recovery as we proceed through fiscal year 2011. We also expect fiscal year 2011 revenue to exceed that of fiscal year 2010. We project a moderate increase in fiscal year 2011 gross margin due to ongoing cost reduction initiatives, reduction of input pricing resulting from volume purchasing, and the commencement of full production activities in India.”

ASSESSMENT OF STRATEGIC ALTERNATIVES

“The DRI Corporation Board of Directors has formed a Special Committee to evaluate the Company’s strategic alternatives for enhancing shareholder value. The Special Committee, which has retained Morgan Keegan & Company, Inc. (“Morgan Keegan”) as its advisor, will oversee this process on behalf of the Company’s Board of Directors and shareholders. Morgan Keegan also advised the Company in its recent re-financing initiatives,” Mr. Turney said.

There can be no assurance that the exploration of strategic alternatives will result in any action(s). Therefore, the Company will not make any additional comments regarding the assessment of such strategic alternatives unless a specific transaction or process is concluded and/or additional disclosure is necessary and required.

CONFERENCE CALL

Management will discuss fiscal year 2010 results during an investors’ conference call April 18, 2011, at 10:30 a.m. (Eastern).

  To participate in the live conference call, dial one of the following telephone numbers approximately five minutes prior to the start time: domestic, (800) 853-3895; or international, (334) 323-7224. The passcode is “DRI.”
  Telephone replay will be available through June 30, 2011, via the following telephone numbers: domestic, (877) 870-5176; or international, (858) 384-5517. The replay pin number is 13032.
  To participate via webcast, go to http://viavid.net/dce.aspx?sid=00008486. The webcast will be archived until June 30, 2011.

MARK YOUR CALENDAR

  On or about May 16, 2011, the Company plans to file with the SEC a Form 10-Q for the quarter ended March 31, 2011.
  On or about May 17, 2011, management plans to review first quarter 2011 results during an investors’ conference call.
  On June 17, 2011, the Company will hold its Annual Meeting of Shareholders in Dallas, Texas. The Record Date, start time and location will be announced at a later date.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. We manufacture, sell and service Mobitec® and TwinVision® electronic information display systems and Digital Recorders® engineered systems. These proprietary systems and other related products and services help increase the mobility, flow, safety and security of public transportation agencies and their passengers. From our inception in 1983 through our fiscal year-end on Dec. 31, 2010, we’ve grown our product installations to include public transit fleets in more than 50 countries, our annual sales revenues to $87.3 million, and our global workforce to 275 people. We presently have operations and/or sales offices in Australia, Brazil, Germany, Singapore, Sweden and the United States, a joint venture in India, and corporate administrative offices in Dallas, Texas. We also are expanding into Russia. The next time you see a bus, think of us.SM For more information, visit www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company’s and/or management’s expectations for: the timing or amount of future revenues; profitability; business and revenue growth trends; impact of cost reduction initiatives; impact of the global economic slowdown on served markets and operations; status of U.S. federal funding legislation for public transportation; fiscal year 2011 outlook; assessment of strategic alternatives; increasing shareholder value; plans regarding the Company’s Strategic Business Plan; as well as any statement, express or implied, concerning future events or expectations or which use words such as “suggest,” “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “guidance,” “may,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the Company’s and/or management’s expectations may not prove accurate over time for: the timing or amount of future revenues; profitability; business and revenue growth trends; impact of cost reduction initiatives; impact of the global economic slowdown on served markets and operations; status of U.S. federal funding legislation for public transportation; fiscal year 2011 outlook; assessment of strategic alternatives; increasing shareholder value; plans regarding the Company’s Strategic Business Plan; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K filed April 15, 2011, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and per share amounts)
	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$1,391	$1,800
Trade accounts receivable, net	15,678	18,192
Current portion of note receivable	86	86
Stock subscription receivable	-	670
Other receivables	300	559
Inventories, net	15,134	13,042
Prepaids and other current assets	1,389	2,930
Deferred tax assets, net	613	250
Total current assets	34,591	37,529

Property and equipment, net	7,145	5,266
Long-term portion of note receivable	-	86
Goodwill	10,398	9,793
Intangible assets, net	651	728
Other assets	1,045	890
Total assets	$53,830	$54,292

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Lines of credit	$8,454	$7,200
Loans payable	442	463
Current portion of long-term debt	944	960
Current portion of foreign tax settlement	550	561
Accounts payable	8,703	10,099
Accrued expenses and other current liabilities	6,354	6,459
Preferred stock dividends payable	19	20
Total current liabilities	25,466	25,762

Long-term debt and capital leases, net	6,239	6,572

Foreign tax settlement, long-term	-	294

Deferred tax liabilities, net	84	338

Liability for uncertain tax positions	723	380

Commitments and contingencies

Shareholders' Equity
Series K redeemable, convertible preferred stock, $.10 par value,
liquidation preference of $5,000 per share; 475 shares authorized; 439 and 299 shares issued and outstanding at December 31, 2010, and December 31, 2009, respectively; redeemable at the discretion of the Company at any time.	1,957	1,341
Series E redeemable, nonvoting, convertible preferred stock, $.10 par value,
liquidation preference of $5,000 per share; 80 shares authorized; 80 shares issued and outstanding at December 31, 2010, and December 31, 2009; redeemable at the discretion of the Company at any time.	337	337
Series G redeemable, convertible preferred stock, $.10 par value,
liquidation preference of $5,000 per share; 725 shares authorized; 536 and 480 shares issued and outstanding at December 31, 2010, and December 31, 2009, respectively; redeemable at the discretion of the Company at any time.	2,398	2,118
Series H redeemable, convertible preferred stock, $.10 par value,
liquidation preference of $5,000 per share; 125 shares authorized; 76 and 69 shares issued and outstanding at December 31, 2010, and December 31, 2009, respectively; redeemable at the discretion of the Company at any time.	332	297
Series AAA redeemable, nonvoting, convertible preferred stock, $.10 par value,
liquidation preference of $5,000 per share; 166 shares authorized; 166 shares issued and outstanding at December 31, 2010, and December 31, 2009; redeemable at the discretion of the Company at any time.	830	830
Common stock, $.10 par value, 25,000,000 shares authorized; 11,838,873 and
11,746,327 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively.	1,184	1,175
Additional paid-in capital	30,374	30,393
Accumulated other comprehensive income - foreign currency translation	3,180	1,976
Accumulated deficit	(20,121)	(18,276)
Total DRI shareholders' equity	20,471	20,191
Noncontrolling interests - Castmaster Mobitec India Private Limited	847	755
Total shareholders' equity	21,318	20,946
Total liabilities and shareholders' equity	$53,830	$54,292

DRI CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2010	2009	2008

Net sales	$87,301	$82,285	$70,559
Cost of sales	61,761	57,489	46,671
Gross profit	25,540	24,796	23,888

Operating expenses
Selling, general and administrative	24,702	20,402	19,000
Research and development	612	552	974
Total operating expenses	25,314	20,954	19,974

Operating income	226	3,842	3,914

Other income (loss)	30	(101)	188
Foreign currency gain (loss)	(276)	531	558
Interest expense	(1,488)	(1,460)	(1,433)
Total other income and expense	(1,734)	(1,030)	(687)

Income (loss) before income tax expense	(1,508)	2,812	3,227

Income tax expense	(245)	(836)	(1,096)

Net income (loss)	(1,753)	1,976	2,131

Less: Net income attributable to noncontrolling interests, net of tax	(92)	(146)	(635)

Net income (loss) attributable to DRI Corporation	(1,845)	1,830	1,496

Provision for preferred stock dividends	(553)	(319)	(303)

Net income (loss) applicable to common shareholders of DRI Corporation	$(2,398)	$1,511	$1,193

Net income (loss) per share applicable to common shareholders of DRI Corporation
Basic	$(0.20)	$0.13	$0.11
Diluted	$(0.20)	$0.13	$0.10

Weighted average number of common shares and common
share equivalents outstanding
Basic	11,804,189	11,548,403	11,333,984
Diluted	11,804,189	11,715,807	11,492,473

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com